U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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TALON THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TALON THERAPEUTICS, INC.
2207 Bridgepointe Parkway, Suite 250
San Mateo, CA 94404

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 , 2012

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Talon Therapeutics, Inc., a Delaware corporation. The Special Meeting will be held at             , on            , 2012, at            .m. (PDT), or at any adjournment or postponement thereof, for the purpose of considering and taking action on a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 350,000,000 to 600,000,000. The Board of Directors of the Company has approved the foregoing proposal and recommends that the stockholders of the Company vote in its favor.

Our Board of Directors has fixed the close of business on [February 13], 2012, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

You may vote your shares at the Special Meeting only if you are present in person or represented by proxy. All stockholders are invited to attend the Special Meeting in person.  Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, as promptly as possible.  If you attend the meeting, you may withdraw the proxy and vote in person.  If you have any questions regarding the completion of the enclosed proxy or would like directions to the Special Meeting, please call the Company at (650) 588-6404.

By Order of the Board of Directors,

TALON THERAPEUTICS, INC.

Steven R. Deitcher, M.D.
President and Chief Executive Officer

San Mateo, California
                   , 2012

PROXY STATEMENT
OF
TALON THERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
            , 2012

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Talon Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), for use at the Special Meeting of Stockholders to be held on            , 2012, at          .m. (PDT) (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at             . We intend to first mail this proxy statement and the enclosed proxy card on or about                  , 2012, to all stockholders entitled to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The proxy statement and the enclosed proxy card are available at [http://ir.talontx.com/index.cfm]

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement, as well as the enclosed proxy card, because our Board of Directors is soliciting your proxy to vote at the Special Meeting.  You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement.  The Special Meeting will be held on                    , 2012 at        .m. (PDT) at                                   .  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about              , 2012, to all stockholders entitled to vote at the Special Meeting.

What am I voting on?

There is only one matter scheduled for a vote at the Special Meeting.  Stockholders are being asked to authorize an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 350,000,000 to 600,000,000.  We refer to this proposed amendment throughout this proxy statement as the Charter Amendment Proposal.

Why am I being asked to approve the Charter Amendment Proposal?

We are seeking approval from our stockholders of the Charter Amendment Proposal in order to allow for the full conversion of the 600,000 shares of Series A-3 Convertible Preferred Stock, which we sometimes refer to herein as Series A-3 Preferred, that may be issued pursuant to an Investment Agreement, dated January 9, 2012, as discussed in greater detail below.

On January 9, 2012, we entered into an Investment Agreement with Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P., which we collectively refer to as the Warburg Pincus Purchasers, and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited, which we collectively refer to as the Deerfield Purchasers.  In this proxy statement, we also collectively refer to the Warburg Pincus Purchasers and the Deerfield Purchasers as the Purchasers.  Pursuant to the terms of the Investment Agreement, we issued and sold to the Warburg Pincus Purchasers an aggregate of 99,000 shares and to the Deerfield Purchasers an aggregate of 11,000 shares of our Series A-2 Convertible Preferred Stock, which we sometimes refer to herein as the Series A-2 Preferred, at a per share price of $100, resulting in total gross proceeds to us of $11 million.  The Investment Agreement also provides that the Purchasers have the right, but not the obligation, to purchase up to an aggregate of 600,000 shares of Series A-3 Preferred, at a per share price of $100, which would result in aggregate gross proceeds to us of up to an additional $60 million.

Our certificate of incorporation currently authorizes the issuance of 350 million shares of common stock.  On January 9, 2012, immediately prior to our entry into the Investment Agreement, there were approximately 21.8 million shares of our common stock issued and outstanding, 85.6 million shares of our common stock reserved for issuance upon conversion of 412,562 outstanding shares of Series A-1 Convertible Preferred Stock, which we sometimes refer to herein as Series A-1 Preferred, 2.0 million shares of our common stock reserved for issuance pursuant to outstanding warrants and an additional 9.3 million shares of our common stock reserved for issuance pursuant to our option plans and equity incentive programs. Consequently, prior to our entry into the Investment Agreement, we had only approximately 231.4 million shares of our common stock available for issuance, which is sufficient to satisfy the conversion rights of the Series A-2 Preferred, but insufficient to fully satisfy the conversion rights of the Series A-3 Preferred issuable under the Investment Agreement.

Because we do not have a sufficient number of authorized shares of common stock available for issuance upon conversion of the entire 600,000 shares of Series A-3 Preferred, the Purchasers negotiated with us different terms of the Series A-2 Preferred and Series A-3 Preferred that will take effect in the event our certificate of incorporation is not amended by July 9, 2012 to authorize additional shares of common stock to fully satisfy the conversion rights of the Series A-3 Preferred. We refer in this proxy statement to such different terms of the Series A-2 Preferred and Series A-3 Preferred as the Revised Series A-2 Terms and Revised Series A-3 Terms, respectively.  The Revised Series A-2 Terms and the Revised Series A-3 Terms are substantially more favorable to the Purchasers.  However, if our stockholders approve the Charter Amendment Proposal at the Special Meeting (or no later than July 9, 2012), then the terms of the Series A-2 Preferred and Series A-3 Preferred will remain subject to the current terms, which are substantially more favorable to us.  We refer to these more favorable terms of the Series A-2 Preferred and Series A-3 Preferred as the Initial Series A-2 Terms and Initial Series A-3 Terms, respectively.

What are the consequences if the Charter Amendment Proposal is not approved?

If our stockholders do not approve the Charter Amendment Proposal, we will be unable to proceed with the proposed amendment of our certificate of incorporation.  As discussed in greater detail below, if our stockholders do not approve the Charter Amendment Proposal at the Special Meeting or otherwise on or before July 9, 2012, then there will continue to be an insufficient number of shares of common stock authorized under our certificate of incorporation to fully satisfy the conversion rights of the Series A-3 Preferred issuable under the Investment Agreement, and any shares of Series A-3 Preferred that we issue in the future will be subject to the Revised Series A-3 Terms, which are considerably less favorable to us than the Initial Series A-3 Terms.  Also, if the Charter Amendment Proposal is not approved by our stockholders at the Special Meeting or otherwise on or before July 9, 2012, then the Revised Series A-2 Terms, which are considerably less favorable to us than the Initial Series A-2 Terms, will take effect and will apply to the shares of Series A-2 Preferred that we issued and sold to the Purchasers on January 9, 2012, as well as any additional shares of Series A-2 Preferred that we issue in the future.

The following table summarizes the material differences between the Initial Series A-2 Terms and the Initial Series A-3 Terms (which will remain in effect assuming approval of the Charter Amendment Proposal by our stockholders by July 9, 2012) and the Revised Series A-2 Terms and the Revised Series A-3 Terms (which will take effect beginning July 10, 2012, absent approval of the Charter Amendment Proposal):

	Initial Series A-2 Terms and Initial Series A-3 Terms (With approval of Charter Amendment Proposal)	Revised Series A-2 Terms and Revised Series A-3 Terms (Without approval of Charter Amendment Proposal)

Initial stated value:	$100 per share.	$100 per share.

Accretion rate:	The stated value accretes (increases) at an initial rate of 9% per annum for a period of 5 years, compounded quarterly.	The stated value accretes (increases) at an initial rate of 12% per annum, increasing annually by 0.5% for 7 years (up to 15.5%), compounded quarterly.

Dividends:	9% per annum of accreted stated value following 5-year accretion period, payable quarterly.	15.5% per annum of accreted stated value following 7-year accretion period, payable quarterly.

Conversion rate:
Each share of Series A-2 Preferred is convertible into a number of shares of common stock determined by dividing the accreted stated value per share by a conversion price of $0.30 (subject to certain customary adjustments).

Each share of Series A-3 Preferred is convertible into a number of shares of common stock determined by dividing the accreted stated value per share by a conversion price of $0.35 (subject to certain customary adjustments).

Each share of Series A-2 Preferred is convertible into a number of shares of common stock determined by dividing the accreted stated value per share by a conversion price of $0.21 (subject to certain customary adjustments).

Each share of Series A-3 Preferred is convertible into a number of shares of common stock determined by dividing the accreted stated value per share by a conversion price of $0.245 (subject to certain customary adjustments).  Conversion of the Series A-3 Preferred is limited to the number of shares of common stock available for issuance, which shall not be less than 105 million.

Redemption right:	None, other than as described in connection with a “change of control,” below.
Holders will have the right to require the Company to redeem the Series A-2 Preferred and Series A-3 Preferred at a redemption price equal to the greater of (i) 250% of the then-accreted value per share, plus any unpaid dividends accrued thereon, or (ii) the product obtained by multiplying the then-current market value of the underlying common stock by the number of shares of common stock then issuable upon conversion of each share of Series A-2 Preferred and Series A-3 Preferred.

	Initial Series A-2 Terms and Initial Series A-3 Terms (With approval of Charter Amendment Proposal)	Revised Series A-2 Terms and Revised Series A-3 Terms (Without approval of Charter Amendment Proposal)

Liquidation Preference:
In the event of a liquidation or winding up of the Company, the holders of the Series A-2 Preferred and Series A-3 Preferred are entitled to a cash amount per share equal to the greater of (i) 100% of the accreted stated value, plus accrued dividends, and (ii) the amount which the holder would have received if such Series A-2 Preferred and Series A-3 Preferred had been converted into common stock at conversion prices of $0.30 and $0.35 per share, respectively.

In the event of a liquidation or winding up of the Company, the holders of the Series A-2 Preferred and Series A-3 Preferred are entitled to a cash amount per share equal to the greater of (i) 250% of the accreted stated value, plus accrued dividends, and (ii) the amount which the holder would have received if such Series A-2 Preferred and Series A-3 Preferred had been converted into common stock at conversion prices of $0.21 and $0.245 per share, respectively.

Change of control:
Upon a change of control of the Company, the holders of Series A-2 Preferred and Series A-3 Preferred can elect to either (i) convert such shares into common stock and receive the amount to which the holder is entitled to receive upon such consideration, or (ii) require the Company to redeem the Series A-2 Preferred and Series A-3 Preferred at a per share amount equal to the “liquidation preference” described above. However, for purposes of determining such amount, if the change of control occurred prior to the 5th anniversary of the issuance of the Series A-2 Preferred and Series A-3 Preferred, the stated value of such shares shall be deemed to have accreted for the full 5-year accretion period.

Upon a change of control of the Company, the holders of Series A-2 Preferred and Series A-3 Preferred can elect to either (i) convert such shares into common stock and receive the amount to which the holder is entitled to receive upon such consideration, or (ii) require the Company to redeem the Series A-2 Preferred and Series A-3 Preferred at a per share amount equal to the “liquidation preference” described above.   However, for purposes of determining such amount, if the change of control occurred prior to the 7th anniversary of the issuance of the Series A-2 Preferred and Series A-3 Preferred, the stated value of such shares shall be deemed to have accreted for the full 7-year accretion period.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on [February 13], 2012 will be entitled to vote at the Special Meeting.  On this record date, there were 21,853,105 shares of our common stock, 412,562 shares of our Series A-1 Preferred, and 116,826 shares of our Series A-2 Preferred outstanding and entitled to vote.  Stockholders are entitled to one vote for each share of common stock, approximately 154.3 votes for each share of Series A-1 Preferred, and approximately 336.3 votes for each share of Series A-2 Preferred held as of the close of business on the record date.  As of the record date, the total voting power of our outstanding capital stock is approximately 124,808,119 votes, comprised as follows: (i) the holders of our common stock are entitled to an aggregate of 21,853,105 votes, representing approximately 17.5% of the voting power of our outstanding capital stock; (ii) the holders of our Series A-1 Preferred are entitled to an aggregate of approximately 63,668,284 votes, representing approximately 51% of the voting power of our outstanding capital stock; and (iii) the holders of our Series A-2 Preferred are entitled to an aggregate of approximately 39,286,730 votes, representing approximately 31.5% of the voting power of our outstanding capital stock.

Stockholder of Record: Shares Registered in Your Name

If on [February 13], 2012 your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on [February 13], 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Special Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

You may vote “For” or “Against” or “Abstain” from voting on the Charter Amendment Proposal. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Special Meeting, where a ballot will be made available to you.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available.  To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock, approximately 154.3 votes for each share of Series A-1 Preferred, and approximately 336.3 votes for each share of Series A-2 Preferred you own as of the close of business on [February 13], 2012.

How many votes are needed to approve the Charter Amendment Proposal?

To be approved, the Charter Amendment Proposal must receive affirmative votes (i) from the holders of a majority of our outstanding shares of capital stock voting together as a single class and (ii) from the holders of a majority of our outstanding shares of Series A-1 Preferred voting as a separate class.  If you do not vote or “Abstain” from voting, it will have the same effect as an “Against” vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will also have the same effect as “Against” votes.

Pursuant to the Investment Agreement, the Warburg Pincus Purchasers have agreed to vote all of their shares of capital stock “FOR” the Charter Amendment Proposal, provided such vote occurs no later than July 9, 2012.  The Warburg Pincus Purchasers own an aggregate of 371,307 shares of Series A-1 Preferred and 99,000 shares of Series A-2 Preferred, which represents approximately 72.6% of the voting power of our capital stock outstanding as of the record date.

In addition, pursuant to a Voting Agreement entered into between the Deerfield Purchasers and the Warburg Pincus Purchasers in connection with the Investment Agreement, the Deerfield Purchasers have agreed to vote “FOR” the Charter Amendment Proposal, provided such vote occurs no later than July 9, 2012.  The Voting Agreement applies to all shares of common stock and shares of Series A-1 Preferred owned by the Deerfield Purchasers, subject to certain exceptions described in the Voting Agreement.  Excluding such shares, the Deerfield Purchasers own an aggregate of 228,061 shares of common stock and 41,255 shares of Series A-1 Preferred, which collectively represent approximately 5.3% of the voting power of our capital stock outstanding as of the record date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the Charter Amendment Proposal at the Special Meeting.  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a written notice that you are revoking your proxy to our Secretary at 2207 Bridgepointe Parkway, Suite 250, San Mateo, CA 94404.

•       You may attend the meeting and vote in person.  Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, “Abstentions” and broker non-votes. Abstentions and broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. We believe that the Charter Amendment Proposal is a discretionary item under the rules of the New York Stock Exchange.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.  There are no non-discretionary items scheduled for a vote at the meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if the holders of at least a majority of the voting power of the outstanding shares of capital stock are present at the meeting in person or by proxy.  On the record date, there were 21,853,105 shares of common stock, 412,562 shares of Series A-1 Preferred (each of which is entitled to approximately 154.3 votes per share), and 116,826 shares of Series A-2 Preferred (each of which is entitled to approximately 336.3 votes per share) outstanding and entitled to vote.  Accordingly, as of the record date, the total voting power of our outstanding capital stock is approximately 124,808,119 votes.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting.  Final voting results will be disclosed in a Current Report on Form 8-K within four business days of the Special Meeting.

Who can help answer my other questions?

If you have any questions about the Special Meeting or the Charter Amendment Proposal, or need assistance voting your shares, please call the Company at (650) 588-6404.

PROPOSAL:
 TO AUTHORIZE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Overview

In connection with the preferred stock financing transaction discussed below, which we refer to as the Financing Transaction, the Board has unanimously approved an amendment of our certificate of incorporation to increase the number of authorized shares of common stock from 350,000,000 to 600,000,000.  The Board has determined that this amendment, sometimes referred to in this proxy statement as the Charter Amendment Proposal, is advisable and in the best interests of the Company and its stockholders.

Reasons for the Charter Amendment Proposal

We are seeking approval of the Charter Amendment Proposal in order to allow for the full conversion of the 600,000 shares of Series A-3 Preferred that may be issued pursuant to the Investment Agreement.  In addition, approval of the Charter Amendment Proposal will prevent an adjustment to the terms of the Series A-2 Preferred and Series A-3 Preferred that would be unfavorable to the Company and its common stockholders, as more fully described below.

Summary of the Terms of the Financing Transaction

The terms of the Investment Agreement, our Series A-2 Preferred and our Series A-3 Preferred are very complex and are only summarized below.  Although this proxy statement contains a summary of the material terms, you can find further information about the Investment Agreement and the Financing Transaction in our current report on Form 8-K that we filed with the Securities and Exchange Commission, or the SEC, on January 10, 2012, including the documents that were filed as exhibits to that report. For further information about accessing this current report on Form 8-K and the other information that we filed with the SEC, please refer to the discussion in this proxy statement under the caption entitled “Where You Can Find More Information,” below.  The following summary of the Investment Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is attached to the Company’s Form 8-K filed with the SEC on January 10, 2012.

Investment Agreement

As mentioned above, pursuant to the terms of the Investment Agreement, on January 9, 2012, we issued and sold to the Purchasers an aggregate of 110,000 shares of our Series A-2 Preferred at a per share purchase price of $100 for an aggregate purchase price of $11,000,000.  Collectively, the Warburg Pincus Purchasers purchased 99,000 shares of Series A-2 Preferred at an aggregate purchase price of $9,900,000, and the Deerfield Purchasers purchased 11,000 shares at an aggregate purchase price of $1,100,000.  The Investment Agreement provides that, from the date of the Investment Agreement until the first anniversary of our receipt of marketing approval from the Food and Drug Administration for any of our product candidates, the Purchasers have the right, but not the obligation, to purchase up to an aggregate of 600,000 shares of our Series A-3 Preferred at a purchase price of $100 per share.  The Investment Agreement further provides that, in the event a “change of control” of the Company occurs prior to the issuance of the entire 600,000 shares of Series A-3 Preferred issuable pursuant to the Investment Agreement, the Purchasers may elect to receive, upon such change of control, the fair market value of the Series A-3 Preferred remaining available for purchase pursuant to the Investment Agreement as if they had purchased such shares of Series A-3 Preferred immediately prior to such change of control.

Terms of Series A-2 Preferred

The terms, conditions, privileges, rights and preferences of the Series A-2 Preferred are described in an amended and restated Certificate of Designation filed with the Secretary of State of Delaware on January 9, 2012, which we refer to herein as the Series A-2 Certificate.  A copy of the Series A-2 Certificate was filed as an exhibit to our Current Report on Form 8-K filed on January 10, 2012.  The Series A-2 Preferred will, with respect to both dividend rights and rights upon a liquidation or change of control, rank senior to all junior stock, including our common stock, and on parity with all parity stock, including the Series A-1 Preferred and Series A-3 Preferred.

Initial Series A-2 Terms.  The Series A-2 Preferred has been, and, provided that our stockholders approve the Charter Amendment Proposal by July 9, 2012, will continue to be, governed by the Initial Series A-2 Terms.  Under the Initial Series A-2 Terms, the Series A-2 Preferred is convertible into shares of common stock at a conversion price of $0.30 per share (subject to adjustment in certain circumstances). The stated value of each share of Series A-2 Preferred, which is initially $100 per share, accretes at a rate of 9% per annum, compounded quarterly, for a five-year term.  Following such five-year term, the holders are thereafter entitled to cash dividends at a rate of 9% of the accreted stated value per annum, payable quarterly.  Upon the occurrence and during the continuance of certain material breaches by the Company of its obligations under the Investment Agreement, the Series A-2 Certificate or related transaction agreements (referred to in the Series A-2 Certificate as “Special Triggering Events”), the accretion rate and the dividend rate on the Series A-2 Preferred would increase by 3% per annum, compounded quarterly. Upon any liquidation of the Company, holders of the Series A-2 Preferred would be entitled to receive a liquidation preference per share equal to the greater of (i) 100% of the then-accreted value of the Series A-2 Preferred, plus accrued dividends, and (ii) the amount which the holder would have received if the Series A-2 Preferred had been converted immediately prior to the liquidation at a conversion price equal to $0.30, subject to adjustment. Similar rights would apply upon any change of control in the Company (although the liquidation preference would be calculated assuming the liquidation occurred on the fifth anniversary of the date of issuance). Unlike under the Revised Series A-2 Terms, the Series A-2 Preferred is not redeemable under the Initial Series A-2 Terms.

Revised Series A-2 Terms.  If our stockholders do not approve the Charter Amendment Proposal by July 9, 2012, then the Series A-2 Preferred will thereafter be governed by the Revised Series A-2 Terms.  Under the Revised Series A-2 Terms, the Series A-2 Preferred would be convertible into shares of our common stock at a conversion price of $0.21 per share (subject to adjustment in certain circumstances). The stated value of each share of Series A-2 Preferred would accrete at a rate of 12% per annum, increasing annually by 0.5% (up to 15.5%), for a seven-year term, compounded quarterly. Following such seven-year term, the holders would thereafter be entitled to cash dividends at a rate of 15.5% of the accreted stated value per annum, payable quarterly.  Upon the occurrence and during the continuance of any “Special Triggering Events,” the accretion rate and the dividend rate on the Series A-2 Preferred would increase by 3% per annum, compounded quarterly. Upon any liquidation of the Company, holders of the Series A-2 Preferred would be entitled to receive a liquidation preference per share equal to the greater of (i) 250% of the then-accreted value of the Series A-2 Preferred, plus accrued dividends, and (ii) the amount which the holder would have received if the Series A-2 Preferred had been converted immediately prior to the liquidation at a conversion price equal to $0.21, subject to adjustment.  Similar rights would apply upon any “change of control” of the Company (although the liquidation preference would be calculated assuming the liquidation occurred on the seventh anniversary of the date of issuance). In addition, the holders of the Series A-2 Preferred would have the right to require the Company to redeem the Series A-2 Preferred at a redemption price equal to the greater of (i) 250% of the then-accreted value of the Series A-2 Preferred plus any unpaid dividends accrued thereon and (ii) the product obtained by multiplying the then-current market value of a share of the underlying common stock by the number of shares of common stock then issuable upon conversion of each share of Series A-2 Preferred.

Terms of Series A-3 Preferred

The terms, conditions, privileges, rights and preferences of the Series A-3 Preferred are described in a Certificate of Designation filed with the Secretary of State of Delaware on January 9, 2012, a copy of which was filed as an exhibit to our Current Report on Form 8-K filed on January 10, 2012, which we refer to herein as the Series A-3 Certificate.  The terms of the Series A-3 Preferred are substantially identical to the terms of the Series A-2 Preferred, except that (i) the Series A-3 Preferred would initially be convertible into common stock at a conversion price equal to $0.35 per share (subject to adjustment), which conversion price would decrease to $0.245 per share after July 9, 2012 under the Revised Series A-3 Terms, and (ii) because the Company’s certificate of incorporation does not currently have a sufficient number of shares of authorized common stock available for issuance, until the stockholders approve the Charter Amendment Proposal, conversion of the Series A-3 Preferred would be limited to a holder’s pro rata portion of the total number of shares of common stock available for issuance, which the Company has agreed will not be less than 105 million.

Other Terms of Financing Transaction

In connection with entry into the Investment Agreement on January 9, 2012 the Company and the Purchasers entered into an amendment to the Registration Rights Agreement between the Company and the Purchasers, dated as of June 7, 2010, which we refer to herein as the Registration Rights Agreement.  Pursuant to the Registration Rights Agreement, as amended, the Company has agreed to file, as soon as practicable following a written request from the holders of a majority of the Registrable Shares then outstanding, and cause to become and remain effective, a registration statement covering the Registrable Shares.  The expenses of the filing of such registration statement (including any expenses of the Purchasers) will be borne by the Company.  For purposes of the Registration Rights Agreement, as amended, the term “Registrable Shares” means the Series A-1 Preferred, the Series A-2 Preferred, the Series A-3 Preferred, and the common stock issuable upon conversion thereof.

Consequences if the Charter Amendment Proposal Is Approved

If the Charter Amendment Proposal is approved at the Special Meeting, or otherwise by our stockholders on or before July 9, 2012, then our certificate of incorporation will be amended to increase the number of authorized shares of common stock from 350,000,000 to 600,000,000, which will allow for the full conversion of the 600,000 shares of Series A-3 Preferred that may be issued pursuant to the Investment Agreement.  In addition, approval of the Charter Amendment Proposal will prevent the application of the Revised Series A-2 Terms and Revised Series A-3 Terms to the Series A-2 Preferred and the Series A-3 Preferred, respectively, which would be unfavorable to the Company and its common stockholders, as more fully described below.

Consequences if the Charter Amendment Proposal Is Not Approved

If our stockholders do not approve the Charter Amendment Proposal at the Special Meeting or otherwise on or before July 9, 2012, then there will continue to be an insufficient number of shares of common stock authorized under our certificate of incorporation to fully satisfy the conversion rights of the Series A-3 Preferred issuable under the Investment Agreement.  In addition, failure to approve the Charter Amendment Proposal by July 9, 2012 will result in the Series A-2 Preferred and Series A-3 Preferred becoming subject to the Revised Series A-2 Terms and the Revised Series A-3 Terms, respectively.  Among other terms, as discussed above, the following terms would apply to the Series A-2 Preferred and Series A-3 Preferred under the Revised Series A-2 Terms and Revised Series A-3 Terms:

•	The conversion price applicable to the Series A-2 Preferred would decrease to $0.21 under the Revised Series A-2 Terms, instead of $0.30 under the Initial Series A-2 Terms;

•	The conversion price applicable to the Series A-3 Preferred would decrease to $0.245 under the Revised Series A-3 Terms, instead of $0.35 under the Initial Series A-3 Terms;

•
The accretion and dividend rates would increase to 12% (subject to annual increases of 0.5%) and 15.5%, respectively, as opposed to accretion and dividend rates of 9% applicable to the Initial Series A-2 Terms and Initial Series A-3 Terms;

•
The holders of the Series A-2 Preferred and Series A-3 Preferred would be able to require us to redeem such shares (i.e., re-purchase the shares from the holders) at a price equal to at least 250% of the then-accreted value per share, plus accrued dividends, at any time, whereas the holders have no such redemption right under the Initial Series A-2 Terms and Initial Series A-3 Terms; and

•
The amount per share that we would be required to pay to the holders of the Series A-2 Preferred and Series A-3 Preferred upon a liquidation or change of control would be equal to 250% of the then-accreted value per share, plus accrued dividends, instead of only 100% of the then-accreted value of each share of Series A-2 Preferred and Series A-3 Preferred, plus accrued dividends, under the Initial Series A-2 Terms and Initial Series A-3 Terms.

Important Information Regarding the Charter Amendment Proposal

As discussed above, we are seeking approval of the Charter Amendment Proposal in order to allow for the full conversion of the 600,000 shares of Series A-3 Preferred that may be issued pursuant to the Investment Agreement and to prevent an adjustment to the terms of the Series A-2 Preferred and Series A-3 Preferred that would be unfavorable to the Company and its common stockholders.  While the preceding discussion addressed the effects of the Charter Amendment Proposal with respect to the Financing Transaction, the following discussion addresses the principal effects of, and risks associated with, the Charter Amendment Proposal with respect to our existing stockholders and our capital structure more generally.  The following is only a summary of the Charter Amendment Proposal; the full text of the form of proposed amendment to our certificate of incorporation is attached to this proxy statement as Appendix A.

Increase in Authorized Shares of Common Stock

The Company is currently authorized to issue 350,000,000 shares of common stock and is seeking stockholder approval to increase the authorized common shares to 600,000,000. As of the record date, of the 350,000,000 common shares authorized for issuance, there were 21,853,105 shares issued and outstanding, 11,161,015 shares reserved for issuance upon the exercise of outstanding options and warrants and options available for grant under our equity incentive plans, 85,580,453 shares reserved for issuance upon conversion of Series A-1 Preferred, 116,549,815 shares reserved for issuance upon conversion of Series A-2 Preferred, and 105,000,000 shares reserved for issuance upon conversion of Series A-3 Preferred. Consequently, the Company has fewer than 9,855,612 shares of common stock available for future issuances. As such, the Company does not have adequate authorized common stock to provide for the full conversion of the Series A-3 Preferred that may be issued under the Investment Agreement. In addition, the Board believes there is an insufficient number of shares available to issue in future equity or equity-based financings (e.g., sales of shares of common stock by the Company), as incentives to attract and retain its employees (e.g., through the use of stock option grants) or for other general corporate purposes. Therefore, in addition to the reasons set forth above with respect to the Financing Transaction, the Board has proposed the increase in the number of authorized common shares as a means of providing it with the flexibility to act with respect to the issuance of common shares or securities exercisable for, or convertible into, common shares in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the certificate of incorporation at that time.

If the Charter Amendment Proposal is approved by the stockholders, the additional common shares authorized by the amendment — the substantial majority of which will be reserved for issuance upon conversion of shares of Series A-3 Preferred that may be issued under the Investment Agreement — may be issued from time to time upon authorization by the Board, without further approval by the stockholders unless required by applicable law, rule or regulation. Shares may be issued for such consideration as the Board may determine and as may be permitted by applicable law. If the stockholders approve this proposal to amend the certificate of incorporation to increase the number of authorized shares of common stock, you will likely be substantially diluted by future issuances.  See the table below for an overview of the effect of the amendment on the Company’s capital structure.  Other than the shares that will be reserved for issuance upon conversion of shares of Series A-3 Preferred that may be issued under the Investment Agreement, the Company has no specific plans or commitments to issue the additional common shares authorized by the amendment.

The following table contains approximate information related to our common stock, comparing current information as of the record date to an estimated scenario following stockholder approval of the Charter Amendment Proposal.
	Pre-Charter Amendment		Post-Charter Amendment

Authorized	350,000,000		600,000,000

Outstanding	21,853,105		21,853,105

Reserved for future issuance pursuant to conversion of Series A-1 Preferred	85,580,453	(1)	85,580,453	(1)

Reserved for future issuance pursuant to conversion of Series A-2 Preferred	116,549,815	(2)	72,843,773	(3)

Reserved for future issuance pursuant to conversion of Series A-3 Preferred issuable under the Investment Agreement	105,000,000	(4) (4)	267,593,564	(5)

Reserved for future issuance pursuant to outstanding warrants	1,966,780		1,966,780

Reserved for future issuance pursuant to outstanding awards under equity incentive plans	6,042,132		6,042,132

Reserved for future issuance pursuant to awards available for grant under equity incentive plans	3,152,103		3,152,103

Authorized and unreserved	9,855,612		140,968,090
__________________

(1)	Assumes 5 years of accretion at the rate of 9% per annum on the 412,562 shares of Series A-1 Preferred issuable under the Series A-1 Certificate, all of which are currently outstanding.

(2)
Assumes 7 years of accretion at rates increasing from 9% to 15.5% per annum on the 140,000 shares of Series A-2 Preferred issuable under the Series A-2 Certificate, of which 116,826 shares are currently outstanding.

(3)	Assumes 5 years of accretion at the rate of 9% per annum on the 140,000 shares of Series A-2 Preferred issuable under the Series A-2 Certificate, of which 116,826 shares are currently outstanding.

(4)	Pursuant to the Series A-3 Certificate, the Company is required to reserve a minimum of 105,000,000 shares of common stock for issuance upon conversion of the Series A-3 Preferred.

(5)	Assumes 5 years of accretion at the rate of 9% per annum on the 600,000 shares of Series A-3 Preferred issuable under the Series A-3 Certificate, none of which are currently outstanding.

Effective Date of Amendment to Certificate of Incorporation

If approved by the stockholders, it is anticipated that the amendment to the certificate of incorporation contemplated by the Charter Amendment Proposal will become effective upon the filing of a certificate of amendment, in substantially the form attached hereto as Appendix A, with the Secretary of State of the State of Delaware, which filing is expected to occur as soon as practicable after the Special Meeting.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the Charter Amendment Proposal, and we will not independently provide stockholders with any such right.

Vote Required

The amendment to our certificate of incorporation contemplated by the Charter Amendment Proposal requires the affirmative vote (i) from the holders of a majority of our outstanding shares of capital stock voting together as a single class and (ii) from the holders of a majority of our outstanding shares of Series A-1 Preferred voting as a separate class.   On [February 13], 2012, the record date for the Special Meeting, there were 21,853,105 shares of our common stock, 412,562 shares of our Series A-1 Preferred, and 116,826 shares of our Series A-2 Preferred outstanding and entitled to vote.  Stockholders are entitled to one vote for each share of common stock, approximately 154.3 votes for each share of Series A-1 Preferred, and approximately 336.3 votes for each share of Series A-2 Preferred held as of the close of business on the record date.  As of the record date, the total voting power of our outstanding capital stock is approximately 124,808,119 votes, comprised as follows: (i) the holders of our common stock are entitled to an aggregate of 21,853,105 votes, representing approximately 17.5% of the voting power of our outstanding capital stock; (ii) the holders of our Series A-1 Preferred are entitled to an aggregate of approximately 63,668,284 votes, representing approximately 51% of the voting power of our outstanding capital stock; and (iii) the holders of our Series A-2 Preferred are entitled to an aggregate of approximately 39,286,730 votes, representing approximately 31.5% of the voting power of our outstanding capital stock.  A stockholder who abstains or who does not give authority to a proxy to vote, or withholds authority to vote on the Charter Amendment Proposal, shall have the effect of voting against the proposal.

Pursuant to the Investment Agreement, the Warburg Pincus Purchasers have agreed to vote all of their shares of capital stock “FOR” the Charter Amendment Proposal, provided such vote occurs no later than July 9, 2012.  The Warburg Pincus Purchasers own an aggregate of 371,307 shares of Series A-1 Preferred and 99,000 shares of Series A-2 Preferred, which represents approximately 72.6% of the voting power of our capital stock outstanding as of the record date.

In addition, pursuant to a Voting Agreement entered into between the Deerfield Purchasers and the Warburg Pincus Purchasers in connection with the Investment Agreement, the Deerfield Purchasers have agreed to vote “FOR” the Charter Amendment Proposal, provided such vote occurs no later than July 9, 2012.  The Voting Agreement applies to all shares of common stock and shares of Series A-1 Preferred owned by the Deerfield Purchasers, subject to certain exceptions described in the Voting Agreement.  Excluding such shares, the Deerfield Purchasers own an aggregate of 228,061 shares of common stock and 41,255 shares of Series A-1 Preferred, which collectively represent approximately 5.3% of the voting power of our capital stock outstanding as of the record date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE CHARTER AMENDMENT PROPOSAL.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the ownership of our common stock, Series A-1 Preferred and Series A-2 Preferred as of [February 13], 2012 by: (i) each of our current directors; (ii) each of our “named executive officers,” as defined in our Annual Report on Form 10-K for the year ended December 31, 2010, which we filed with the SEC on March 28, 2011; (iii) all of our current directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least 5% of our common stock.  Beneficial ownership is determined under rules promulgated by the SEC.  Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of [February 13], 2012, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.  Unless otherwise indicated, the address of each of the following persons is c/o Talon Therapeutics, Inc., 2207 Bridgepointe Parkway, Suite 250, San Mateo, California 94404.

Name	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A-1 Preferred Beneficially Owned	Percent of Class	Shares of Series A-2 Preferred Beneficially Owned	Percent of Class

Steven R. Deitcher (1)	1,328,115	5.8	–	–	–	–
Craig W. Carlson (2)	319,270	*	–	–	–	–
Anne E. Hagey	72,395	*	–	–	–	–
Tyler M. Nielsen	372	*	–	–	–	–
Jonathan S. Leff (3)(4)	90,638,776	80.6	371,307	90.0	99,000	84.7
Cecilia Gonzalo (4)	90,593,776	80.6	371,307	90.0	99,000	84.7
Andrew Ferrer (2)(4)	45,000	*	–	–	–	–
Howard P. Furst (2)	45,000	*	–	–	–	–
Paul V. Maier (5)	86,250	*	–	–	–	–
Leon E. Rosenberg (6)	167,300	*	–	–	–	–
Robert J. Spiegel (2)	45,000	*	–	–	–	–
All directors and officers as a group (10 persons)	92,679,399	81.1	371,307	90.0	99,000	84.7
Warburg Pincus & Co. (7)(8) 450 Lexington Avenue New York, NY 10017	90,593,776	80.6	371,307	90.0	99,000	84.7
James E. Flynn (8)(9) 780 Third Avenue, 37th Floor New York, NY 10017	15,676,374	45.3	41,255	10.0	17,826	15.3
_________________________
* represents less than 1%.

(1)      Includes 1,143,923 shares issuable upon the exercise of stock options.

(2)      Represents shares issuable upon the exercise of stock options.

(3)      Includes 45,000 shares issuable upon the exercise of stock options.

(4)
Mr. Leff and Ms. Gonzalo are each Members and Managing Directors of Warburg Pincus LLC (“WP LLC”), a New York limited liability company that manages each of the Warburg Pincus Purchasers.  Mr. Ferrer is an employee of WP LLC.  Messrs. Leff and Ferrer and Ms. Gonzalo disclaim beneficial ownership of all capital stock held by the Warburg Pincus Purchasers, except to the extent of any indirect pecuniary interest therein.  See also Notes (7) and (8), below.

(5)      Includes 84,500 shares issuable upon the exercise of stock options.

(6)      Includes 167,050 shares issuable upon the exercise of stock options.

(7)
Pursuant to the Investment Agreement, the Warburg Pincus Purchasers purchased an aggregate of 99,000 shares of Series A-2 Preferred on January 9, 2012. Of this amount, Warburg Pincus Private Equity X, L.P. (“WPX”) purchased 95,931 shares, which are convertible into 32,260,075 shares of common stock as of [February 13], 2012, and Warburg Pincus X Partners, L.P. (“WPPX”) purchased 3,069 shares, which are convertible into 1,032,056 shares as of [February 13], 2012.  Pursuant to the 2010 Investment Agreement (see “Interests of Certain Persons in Matters to be Acted Upon”), the Warburg Pincus Purchasers purchased an aggregate of 371,370 shares of Series A-1 Preferred in two closings held on June 7, 2010 and September 10, 2010. Of this amount, WPX purchased 359,797 shares, which are convertible into 55,525,375 shares of common stock as of [February 13], 2012, and WPPX purchased 11,510 shares, which are convertible into 1,776,270 shares as of [February 13], 2012. Warburg Pincus X, L.P. (“WP X LP”) is a Delaware limited partnership and the sole general partner of each of the Warburg Pincus Purchasers. Warburg Pincus X LLC (“WP X LLC”) is a Delaware limited liability company and the sole general partner of WP X LP. Warburg Pincus Partners, LLC (“WPP LLC”) is a New York limited liability company and the sole member of WP X LLC. Warburg Pincus LLC (“WP LLC”) is a New York limited liability company that manages each of the Warburg Pincus Purchasers. Warburg Pincus & Co. (“WP”) is a New York general partnership and the managing member of WPP LLC. Each of WPX, WPPX, WP X LP, WP X LLC, WPP LLC, WP LLC and WP may be deemed to share the power to (a) dispose or to direct the disposition of the 90,593,776 shares of common stock the Warburg Pincus Purchasers may be deemed to beneficially own (and convert into) as of [February 13], 2012, and (b) vote or direct the vote of the 90,593,776 shares of common stock the Warburg Pincus Purchasers may be deemed to beneficially own for voting purposes as of [February 13], 2012. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC and may be deemed to control the Warburg Pincus Purchasers. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus Purchasers. Beneficial ownership information is based on information known to the Company and a Schedule 13D/A filed with the SEC on January 10, 2012, by WPX, WPPX, WP X LP, WP X LLC, WPP LLC, WP LLC, WP, Mr. Kaye and Mr. Landy.

(8)
Beneficial ownership of the Purchasers has not been adjusted for accretion beyond [February 13], 2012, and does not reflect the contractual right to purchase additional capital stock pursuant to the Investment Agreement.

(9)
Pursuant to the Investment Agreement, the Deerfield Purchasers purchased an aggregate of 11,000 shares of Series A-2 Preferred on January 9, 2012.  Of this amount, Deerfield Private Design Fund, L.P. purchased 3,511 shares, Deerfield Private Design International, L.P. purchased 5,656 shares, Deerfield Special Situations Fund International Limited purchased 1,186 shares, and Deerfield Special Situations Fund, L.P. purchased 647 shares.  Also on January 9, 2012, pursuant to the Amendment to Facility Agreement (see “Interests of Certain Persons in Matters to be Acted Upon”), the Deerfield Purchasers were issued an aggregate of 6,826 shares of Series A-2 Preferred in satisfaction of interest accrued under the Facility Agreement for the quarter ended December 31, 2011.  Of this amount, Deerfield Private Design Fund, L.P. was issued 2,179 shares, Deerfield Private Design International, L.P. was issued 3,510 shares, Deerfield Special Situations Fund International Limited was issued 736 shares, and Deerfield Special Situations Fund, L.P. was issued 401 shares.  Pursuant to the 2010 Investment Agreement, the Deerfield Purchasers purchased an aggregate of 41,255 shares of Series A-1 Preferred in two closings held on June 7, 2010 and September 10, 2010. Of this amount, Deerfield Private Design Fund, L.P. purchased 13,168 shares, Deerfield Private Design International, L.P. purchased 21,213 shares, Deerfield Special Situations Fund International Limited purchased 4,448 shares, and Deerfield Special Situations Fund, L.P. purchased 2,426 shares.

Beneficial ownership includes (i) 774,758 shares of our common stock currently outstanding, 2,032,139 and 1,913,456 shares of our common stock issuable as of [February 13], 2012 upon conversion of Series A-1 Preferred and Series A-2 Preferred, respectively, and warrants to purchase 116,172 shares of our common stock held by Deerfield Private Design Fund, L.P.; (ii) 1,248,101 shares of our common stock currently outstanding, 3,273,678 and 3,082,380 shares of our common stock issuable as of [February 13], 2012 upon conversion of Series A-1 Preferred and Series A-2 Preferred, respectively, and warrants to purchase 187,149 shares of our common stock held by Deerfield Private Design International, L.P.; (iii) 604,950 shares of our common stock currently outstanding, 686,433 and 646,338 shares of our common stock issuable as of [February 13], 2012 upon conversion of Series A-1 Preferred and Series A-2 Preferred, respectively, and warrants to purchase 39,249 shares of our common stock held by Deerfield Special Situations Fund International Limited; and (iv) 323,343 shares of our common stock currently outstanding, 374,389 and 352,425 shares of our common stock issuable as of [February 13], 2012 upon conversion of Series A-1 Preferred and Series A-2 Preferred, respectively, and warrants to purchase 21,414 shares of our common stock held by Deerfield Special Situations Fund, L.P. Deerfield Capital, L.P. is the general partner of Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., and Deerfield Special Situations Fund, L.P.  Deerfield Management Company, L.P. is the investment manager of Deerfield Special Situations Fund International Limited. James E. Flynn, the sole member of the general partner of each of Deerfield Capital, L.P. and Deerfield Management Company, L.P., holds voting and dispositive power over the shares held by Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund International Limited and Deerfield Special Situations Fund, L.P. (collectively, “Deerfield”).  Beneficial ownership information is based on information known to the Company and a Schedule 13D/A filed with the SEC on January 12, 2012, by Deerfield and Mr. Flynn.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Prior to the entry into the Investment Agreement, the Company and the Purchasers had previously entered into an Investment Agreement, dated June 7, 2010, referred to herein as the 2010 Investment Agreement, pursuant to which the Warburg Pincus Purchasers and the Deerfield Purchasers purchased 360,000 and 40,000 shares of Series A-1 Preferred, respectively.  On September 10, 2010, the Company conducted a second closing under the 2010 Investment Agreement, issuing the Warburg Pincus Purchasers an additional 11,307 shares of Series A-1 Preferred and the Deerfield Purchasers an additional 1,255 shares of Series A-1 Preferred in satisfaction of an aggregate of $1.2 million in accretion on the initial 400,000 shares of Series A-1 Preferred that accrued since their issuance on June 7, 2010.  Pursuant to the 2010 Investment Agreement, the Company was required to increase the size of the Board to nine members and agreed to appoint up to five individuals to be designated by the Warburg Pincus Purchasers.  In connection with the entry into the Investment Agreement on January 9, 2012, the Company and the Purchasers entered into an amendment to the 2010 Investment Agreement.  Among other terms, the amendment eliminated the Purchasers’ rights to purchase additional shares of Series A-1 Preferred or Series A-2 Preferred under the 2010 Investment Agreement.

As discussed above, pursuant to the 2010 Investment Agreement, the Warburg Pincus Purchasers received the right to designate five out of nine members of the Company’s Board of Directors.  The Warburg Pincus Purchasers have designated Jonathan Leff, Andrew Ferrer, Robert J. Spiegel and Cecilia Gonzalo for appointment, and continue to have the right to designate one additional person for appointment to the Board.  Mr. Leff and Ms. Gonzalo are each Members and Managing Directors of Warburg Pincus LLC (“WP LLC”), a New York limited liability company that manages each of the Warburg Pincus Purchasers, and Mr. Ferrer is an employee of WP LLC.  Each of Mr. Leff and Ms. Gonzalo may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities of the Company owned by the Warburg Pincus Purchasers.  Mr. Leff and Ms. Gonzalo disclaim beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein.  Prior to the entry into the 2010 Investment Agreement, the Company had no previous relationship with the Warburg Pincus Purchasers.

As discussed above, pursuant to the Investment Agreement, the Deerfield Purchasers received the right to designate one member of the Company’s Board of Directors, who will initially be Dr. Howard Furst, a current director of the Company.  Dr. Furst, who was appointed to the Board in December 2009, is a partner at Deerfield Management, an affiliate of the Deerfield Purchasers, and thus has an indirect interest in the economic value of the Deerfield Purchasers’ investment in the Company.  Prior to the entry into the Investment Agreement, the Company and the Deerfield Purchasers had previously entered into a Facility Agreement dated October 30, 2007 that provided for the Company to borrow from the Deerfield Purchasers up to an aggregate of $30,000,000, of which the principal amount of $27,500,000 is currently outstanding and is secured by a senior security interest in all Company assets.  In connection with the entry into the Investment Agreement, on January 9, 2012, the Company and the Deerfield Purchasers entered into an amendment to the Facility Agreement (the “Amendment to Facility Agreement”).  Among other items, pursuant to the Amendment to Facility Agreement, the Company will satisfy its obligation under the Facility Agreement to make quarterly interest payments for the quarters ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, by issuing a whole number of shares of Series A-2 Preferred determined by dividing the amount of the interest payments payable to each Deerfield Purchaser for each quarterly period by $100.  On January 9, 2012, in accordance with the terms of the Amendment to Facility Agreement, the Company satisfied its interest payment obligation in the aggregate amount of $682,753.42 for the quarter ended December 31, 2011, by issuing an aggregate of 6,826 shares of Series A-2 Preferred to the Deerfield Purchasers and paying cash in lieu of fractional shares in the aggregate amount of $153.42.  In addition to the 41,255 shares of Series A-1 Preferred acquired pursuant to the 2010 Investment Agreement, the 11,000 shares of Series A-2 Preferred acquired pursuant to the Investment Agreement and the 6,826 shares of Series A-2 Preferred acquired pursuant to the Amendment to Facility Agreement, the Deerfield Purchasers beneficially own approximately 3.3 million shares of the Company’s common stock.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. On January 10, 2012, we filed a current report on Form 8-K reporting the execution of the Investment Agreement and describing the Financing Transaction. A copy of the Investment Agreement and the related documents described in this proxy statement are filed as exhibits to such Form 8-K.

OTHER MATTERS

The Board of Directors does not intend to present at the Special Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Special Meeting by others. However, if other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

TALON THERAPEUTICS, INC.

Steven R. Deitcher, M.D.
President and Chief Executive Officer

Appendix A

FORM OF
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TALON THERAPEUTICS, INC.

Talon Therapeutics, Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors does hereby certify:

FIRST:   That the name of the corporation is Talon Therapeutics, Inc., formerly known as Hana Biosciences, Inc. (the “Corporation”).  The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 6, 2002.  The date of filing of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was September 29, 2004, as amended on December 21, 2009 and September 8, 2010 (as amended, the “Certificate of Incorporation”).

SECOND:   That the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “ Certificate of Amendment ”) to the Certificate of Incorporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by changing the Article thereof numbered “4.   Number of Shares ” so that, as amended, the first sentence of the first paragraph of said Article shall be and read as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is Six Hundred Ten Million (610,000,000) shares consisting of:  Six Hundred Million (600,000,000) shares of common stock, par value $0.001 per share (“Common Stock”); and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

FOURTH: That the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Steven R. Deitcher, its Chief Executive Officer, effective as of                , 2012.

TALON THERAPEUTICS, INC.

By:

Name: Steven R. Deitcher, M.D.

Title: President and Chief Executive Officer

A-2

PROXY	TALON THERAPEUTICS, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Talon Therapeutics, Inc. (the “Company”), hereby appoints Steven R. Deitcher and Craig W. Carlson, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of Stockholders of Talon Therapeutics, Inc. to be held at         at            .m. (PDT), on      , 2012, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

This proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” each of the proposals listed below. The Board of Directors recommends a vote “FOR” each of the Proposals described below.

1.  To authorize an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 350,000,000 to 600,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the Meeting.

Dated: , 2012

Signature

Signature of jointly held

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The proxy statement and proxy card are available at [http://ir.talontx.com/index.cfm]